UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2006

FORLINK SOFTWARE CORPORATION, INC.
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(Exact name of registrant as specified in its charter)

Nevada	0-18731	87-0438458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9F Fang Yuan Mansion, No. 56, ZhongGuanCun South Road Yi
Haidian District, Beijing, 100044, P.R. China
(Address of principal executive offices, including zip code)

011-8610-8802-6368
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” “Forlink” or the “Registrant” refer to Forlink Software Corporation, Inc., a Nevada corporation.

Item 1.01 Entry into a Material Definitive Agreement

On October 3, 2006, the Registrant entered into a Transfer of “Right to Invest” and Project Cooperation Agreement (the “Agreement”) with Statelink International Group, Ltd., a company incorporated under the laws of the People’s Republic of China (“Statelink”). Pursuant to the Agreement, Statelink agreed to: (a) transfer Statelink’s right to purchase a 22.73% equity ownership interest in GUANGXI CAEXPO INTERNATIONAL TRADE & LOGISTICS CO., LTD. (“Guangxi”) for 20,000,000 RMB to the Corporation; and (b) provide assistance to the Corporation in obtaining a contract to build an “Electronic Trade and Logistics Information Platform and Call Center” (“ET and LI Platform and Call Center”) for Guangxi. In exchange, the Registrant agreed: (a) to issue 13,000,000 shares of the Corporation’s restricted common stock (the “Shares”) to Statelink in accordance with the terms and subject to the conditions set forth in the Agreement; and (b) in the event that the Corporation wins the contract to build the ET and LI Platform and Call Center, a person to be designated by Statelink shall be added to the Corporation’s board of directors.

There are no material relationships between the Registrant or its affiliates and any of the parties of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth above under item 1.01 is incorporated by reference into this item 2.01.

Item 3.02 Unregistered Sales Of Equity Securities

In connection with the Agreement described more fully above in Item 1.01, on October 3, 2006, the Registrant issued 13,000,000 shares of the Company’s common stock to Statelink in exchange for transfer of Statelink’s right to purchase a 22.73% equity ownership interest GUANGXI CAEXPO INTERNATIONAL TRADE & LOGISTICS CO., LTD. for 20,000,000 RMB (approximately $2,558,445) to the Registrant. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration pursuant to Regulation S under the Securities Act of 1933, as amended (the “Act”). The Corporation made this determination based on the representations of Statelink, which included, in pertinent part, that such shareholder is not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholder was acquiring our common stock in an offshore transaction for investment purposes for its own respective account and not as a nominee or agent for a U.S. person, and not with a view to the resale or distribution thereof, and that such shareholder was acquiring the shares after private negotiation and was not attracted to the acquisition of the shares by any press release, advertising or publication, and that such shareholder understood that certificate for the shares of our common stock acquired by them will bear a restrictive legend and that the shares they are acquiring may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. Reference is also made to the disclosures in Item 1.01 of this Current Report on Form 8-K, which is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits

10.1	Transfer of “Right to Invest” and Project Cooperation Agreement by and between the Registrant and Statelink International Group, Ltd. [English Translation]

[SIGNATURES PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORLINK SOFTWARE CORPORATION, INC.
(Registrant)

Date: October 10, 2006	By:	/s/ He Yi
He Yi,
Chief Executive Officer